UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2009

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 27, 2009, Cheniere Energy, Inc. (the “Company”) issued a press release announcing the Company’s results of operations for the fourth quarter and fiscal year ended December 31, 2008. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety.

The information included in this Item 2.02 of Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2009, Don A. Turkleson resigned as Chief Financial Officer of the Company effective as of March 1, 2009 in order to pursue other opportunities. In addition, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved a payment (the “Severance Payment”) to Mr. Turkleson consisting of (i) a cash payment equal to one month’s base salary in the amount of $22,735 and (ii) the accelerated vesting of Mr. Turkleson’s outstanding equity awards in Company securities, which consist of 40,842 shares of restricted stock. Payment of the Severance Payment is conditioned upon Mr. Turkleson’s execution of a release and separation agreement following his termination from the Company. The form of release and separation agreement is filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on May 14, 2008, which is incorporated herein by reference.

Also on February 26, 2009, Meg A. Gentle was elected Senior Vice President and Chief Financial Officer of the Company by the Company’s board of directors effective March 1, 2009. Ms. Gentle, age 34, has served as Senior Vice President – Strategic Planning & Finance of the Company since February 2008. Prior to that time, she served as Vice President of Strategic Planning since September 2005. Prior to joining the Company in June 2004 as Manager, Strategic Planning, Ms. Gentle spent eight years in energy market development, economic evaluation, and long-range planning. She conducted international business development and strategic planning for Anadarko Petroleum Corporation, a publicly traded integrated energy company, from January 1998 to May 2004 and energy market analysis for Pace Global Energy Services, an energy management and consulting firm, from August 1996 to December 1998. Ms. Gentle received her B.A. in Economics and International Affairs from James Madison University in May 1996, and her M.B.A. from Rice University in May 2004.

Ms. Gentle is an “at will” employee and does not have an employment or severance agreement with the Company. The written and unwritten arrangements under which Ms. Gentle is compensated include:

•	a base salary, which is reviewed annually by the Compensation Committee of the Board of Directors of the Company. Ms. Gentle’s current base salary is $272,820;

•	an annual incentive award or bonus award determined annually by the Compensation Committee;

•	eligibility for awards under the Company’s Amended and Restated 2003 Stock Incentive Plan, as amended (the “2003 Plan”), as determined by the Compensation Committee;

•

a broad-based benefits package offered to all employees, including vacation, paid sick leave, a tax-qualified 401(k) savings plan pursuant to which the Company matches 100% up to the lesser of 6% of salary deferrals or the maximum deferrals permitted by law, medical, dental and vision benefits as well as a Section 125 Cafeteria Plan and health reimbursement arrangements and long-term disability, basic life, equal to two times base salary, and voluntary life (elective) insurance and accidental death and dismemberment insurance;

•

a Change of Control Agreement, which provides that, upon a Change of Control (as defined in the 2003 Plan), Ms. Gentle shall receive a payment in an amount equal to one times her base salary at or immediately prior to the time the Change of Control is consummated. The form of Change of Control Agreement is filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on May 14, 2008, which is incorporated herein by reference; and

•

450,000 shares of phantom stock, which vest based on a combination of Company performance and Ms. Gentle’s continued employment. See the description of the 2009 Phantom Stock Grant included in the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on February 27, 2009, which is incorporated herein by reference.

Except for the employment arrangements described, there are no other material relationships or transactions between Ms. Gentle and the Company or any of the Company’s directors, executive officers, or major securityholders, or the immediate family members of any such person. In addition, there are no family relationships between Ms. Gentle and any director or executive officer of the Company.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated February 27, 2009 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: February 27, 2009	By:	/s/ Anne V. Vaughan
	Name:	Anne V. Vaughan
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated February 27, 2009 (furnished herewith).